THE DELTONA CORPORATION
                                    --------

                            NOTICE OF ANNUAL MEETING
                          to be held December 10, 2002

                                    --------

                                                         October 11, 2002

To the Stockholders:

As a stockholder of The Deltona Corporation (the "Company") you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at the Woodland Pavilion, 312 Marion Oaks Boulevard, Marion Oaks, Florida 34473 on December 10, 2002, at 9:30 o'clock in the morning, local time, for the following purposes:

1.   To elect  five (5)  directors  to serve  until the next  Annual  Meeting of
     Stockholders  and  until  their  respective   successors  are  elected  and
     qualified.

2. To consider a proposal to appoint James Moore & Co., P.L. as the Company's auditors for the fiscal year ending December 31, 2002, subject to the discretion of the Board of Directors.

3. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on November 1, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments(s) thereof. Only stockholders at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

You are  cordially  invited to attend the meeting.  HOWEVER,  WHETHER OR NOT YOU
EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A Proxy may be revoked by a stockholder by notifying the Secretary of the Company in writing at any time prior to its use, by executing and delivering a subsequent proxy or by personally appearing at the Annual Meeting and casting your vote, each as specified in the enclosed proxy statement.

                                       By Order of the Board of Directors,

                                       /S/Sharon J. Hummerhielm

                                       SHARON J. HUMMERHIELM
                                       Executive Vice President
                                       and Corporate Secretary



                        Please fill in, date and sign the
        enclosed Proxy and return it promptly in the enclosed envelope.

                             THE DELTONA CORPORATION
                            8014 SW 135th Street Road
                              Ocala, Florida 34473

                                 ---------------
                                 PROXY STATEMENT
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 10, 2002
                                 ---------------

     The Proxy Statement is furnished to the stockholders of The Deltona Corporation (the "Company") for use at an Annual Meeting of Stockholders on December 10, 2002, or at any adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed Proxy is solicited on behalf of the Board of Directors of the Company and can be revoked at any time prior to the voting of the proxy (as provided herein). Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted as follows:

1. FOR the election of all five nominees: Antony Gram, Christel DeWilde, George W. Fischer, Rudy Gram and Thomas B. McNeill if no direction to the contrary is given.

2. FOR the appointment of James Moore & Co. P.L. as auditors for the fiscal year ending December 31, 2002, subject to the discretion of the Board of Directors.

3. The proxies will be voted in accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

     A copy of the Company's Form 10-K (annual report) for the year ended December 31, 2001 was previously mailed to all stockholders and are incorporated herein by reference. Also incorporated herein by reference is the Company's Form 10-Q for the three and six months ended June 30, 2002. These are available for review from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov). If you wish to receive an additional copy, please contact us at 8014 SW 135th Street Road, Ocala, FL 34473.

     A record of shareholders entitled to vote at the Annual Meeting will be taken at the close of business on November 1, 2002 (the "Record Date"). A list of all stockholders of record as of the Record Date will be available from December 1 through December 9, 2002 at our Miami Office, 999 Brickell Avenue, Suite 700, Miami, FL 33131 and at our headquarters in Ocala at 8014 SW 135th Street Road, Ocala, Florida 34473. The approximate date on which this Proxy Statement and the enclosed Proxy are first being sent to stockholders is November 8, 2002. The principal executive offices of the Company are located at 8014 SW 135th Street Road, Ocala, Florida 34473.

     The Company has one class of voting securities consisting of 15,000,000 shares of Common Stock. On October 10, 2002, the Company had outstanding 13,544,277 shares of Common Stock (excluding 12,228 shares held in treasury).

     Each Proxy executed and returned by a stockholder will be voted as directed, and may be revoked at any time before it is voted by (a) filing a written revocation with the Office of the Corporate Secretary, at 999 Brickell Avenue, Suite 700, Miami, Florida 33131; (b) executing a later-dated Proxy; or
(c) voting in person by ballot at the Meeting.

     On December 13, 2001, the Board of Directors approved a 1 for 500,000 reverse split of the Company's common stock and a related amendment to the Company's Articles of Incorporation reducing the number of authorized shares to
30. Both actions are subject to stockholder approval. The Company has filed a Form 13E(3) and a preliminary proxy statement related to the proposals with the SEC and has been in discussions with the SEC concerning the proposals. The effect of the reverse split will be to reduce the number of the Company's stockholders to two stockholders: Selex International, B.V., a Netherlands corporation ("Selex") and Yasawa Holdings, N.V., a Netherlands Antilles corporation ("Yasawa"). The SEC review is ongoing. Although the Company's Board of Directors had originally planned on having these issues voted upon at the 2002 Annual Meeting, when it became apparent that the pendency of the SEC review would preclude a meeting during the year 2002, the Board voted to have its 2002 Annual Meeting for the election of directors and the appointment of auditors for 2002. The date of the meeting of stockholders to consider the 1 for 500,000 reverse split of the Company's common stock and a related amendment to the Company's Articles of Incorporation reducing the number of authorized shares to 30 will be determined upon the conclusion of SEC review.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTIONS, BASED ON THE MERITS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors of the Company

     The entire Board of Directors is elected annually to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The present Board of Directors is: Antony Gram (Chairman of the Board), Christel DeWilde, George W. Fischer, Rudy Gram and Thomas B. McNeill. Each of the current members of the Board has been nominated for re-election at the 2002 Annual Meeting. The accompanying form of Proxy will be voted "FOR" the election of all five nominees if no direction to the contrary is given. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve as a director. If any nominee should, however, become unavailable for election for any reason, the accompanying Proxy will be voted for such other person as the Board of Directors may select or, alternatively, the Board of Directors may reduce the number of directors to be elected at the Meeting.

     The names of the nominees and certain information as of October 10, 2002 with respect to each of them is set forth below, in alphabetical order. Unless otherwise indicated, each nominee has held the position shown, or has been associated with the named employer in the executive capacity shown, for more than the past five years.

                      Principal Occupation and                     Year First
Nominee Name and Age  Other Information                         Elected Director
--------------------  -----------------                         ----------------

Christel DeWilde, 39  Financial Analyst for Antony Gram since               1998
(b)(d)                February 1995. Prior to joining Mr. Gram,
                      Ms. DeWilde was Chief Financial Officer
                      of the Sab Wabco Group, Brussels, Belgium from December 1992 to February 1995.

George W. Fischer, 62 Mr. Fischer is retired. From 1975 through             1992
(a)(b)(c)             1995 he served as President of H.E.C. Fischer,
                      Inc., a closely held real estate company.

Antony Gram, 60       Chairman of the Board of Directors and                1992
(a),(c),(d), (e)      Chief Executive Officer of the Company since
                      July 13, 1994 and President since October 2, 1998.
                      For more than the past five years, Mr. Gram has served as Managing Director of Gramyco, a scaffolding company, based in Belgium.

Rudy Gram, 39         Vice President, Swan Development Corporation ,        1995
(a),(c), (e)          based in St. Augustine, Florida

                      Principal Occupation and                     Year First
Nominee Name and Age  Other Information                         Elected Director
--------------------  -----------------                         ----------------

Thomas B.McNeill,68   Retired Partner, Mayer, Brown                         1975
(b),(d)               & Platt, Chicago, Illinois.

Current Committee Members & Affiliations:
            (a)         Member, Executive Committee.
            (b)         Member, Audit Committee.
            (c)         Member, Executive Compensation Committee.
            (d)         Member, Nominating Committee.
            (e)         Rudy Gram is the son of Antony Gram.

Additional Information Concerning the Board of Directors

     Currently, Directors DeWilde, McNeill and Rudy Gram receive a fee of $1,000 per month for services as a Director of the Company and are reimbursed for travel and related costs incurred with respect to committee and board meetings. Mr. Fischer receives a fee of $1,600 per month for services as a Director of the Company and as the Board's representative on the Management Committee; he is also reimbursed for travel and related costs incurred with respect to committee and board meetings. Mr. Antony Gram does not receive a monthly Director's fee; however, he is reimbursed for travel and related costs incurred with respect to committee and board meetings and other Company business activities.

     The Board of Directors has several standing committees: an Executive Committee, an Audit Committee, an Executive Compensation Committee and a Nominating Committee.

     The Executive Committee, of which Antony Gram is Chairman, exercises certain powers of the Board of Directors during the intervals between meetings of the Board and met once during 2001.

     The Audit Committee, of which Mr. McNeill is Chairman, confers with the independent auditors of the Company and otherwise reviews the adequacy of internal controls, reviews the scope and results of the audit, assesses the accounting principles followed by the Company, and recommends the selection of the independent auditors. There were two meetings of the Audit Committee during 2001.

     The Executive Compensation Committee is chaired by Mr. Fischer, who serves on no similar committee of any other company. While the other members of the Committee, Messrs. Antony Gram and Rudy Gram, may serve together as directors of other companies, none serves as a member of any other compensation committee. The Committee reviews the methods and means by which management is compensated, studies and recommends new methods of compensation, and reviews the standards of compensation for management. In addition, the Executive Compensation Committee administers the Annual Executive Bonus Plan. No member of the Committee is eligible to participate in any of the Company's compensation and benefit plans. See "Compensation Committee Report." The Executive Compensation Committee held one meeting during 2001.

     The Nominating Committee, of which Mr. McNeill is Chairman, recommends to the Board of Directors nominees to fill additional directorships that may be created and to fill vacancies that may exist on the Board of Directors. There was one meeting of the Nominating Committee during 2001, held as part of a Board of Directors meeting. The Nominating Committee will consider nominees recommended by stockholders. Recommendations by stockholders should be submitted to the Secretary of the Company and should identify the nominee by name and provide detailed background information. Recommendations received by December 31, 2002 will be considered by the Nominating Committee for nomination at the 2003 Annual Meeting.

     During 2001, the Board of Directors held three meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he or she served.

Compensation Committee Interlocks and Insider Participation

     The Executive Compensation Committee (the "Committee") is comprised of Mr. Fischer, Chairman, and Messrs. Antony Gram and Rudy Gram. Mr. Antony Gram has served as Chairman of the Board and Chief Executive Officer of the Company, and thus, as an executive officer of the Company, since July 13, 1994. Additionally, Mr. Antony Gram is deemed to be the beneficial owner of 73.23% of the Company's Common Stock since he is the beneficial owner of Yasawa Holdings, N.V. ("Yasawa") (which holds 52.41% of the Common Stock of the Company as of October 10, 2002), as well as the holder of a majority equity interest in Wilbury International N.V., a Netherlands Antilles corporation ("Wilbury"), which owns all of the issued and outstanding stock of Selex International B.V. ("Selex) (which holds 20.82% of the Common Stock of the Company as of October 10, 2002). See "Ownership of Voting Securities of the Company."

     Mr. Rudy Gram, a member of the Committee, a member of the Board of Directors and a candidate for re-election to the Board of Directors, is the son of Mr. Antony Gram. See "Ownership of Voting Securities of the Company."

     From June 19, 1992 through March 1999, the Company had entered into loan agreements with Selex International B.V., a Netherlands corporation ("Selex"), Yasawa Holdings, N.V., a Netherlands Antilles Corporation ("Yasawa"), Swan Development Corporation ("Swan") and related parties, including Scafholding B.V. ("Scafholding"). Since December, 1992, the Company has been dependent on loans and advances from Selex, Yasawa, Swan and their affiliates in order to meet its working capital requirements.

     The Company's outstanding debt to Yasawa as of June 30, 2002 was $3,600,000. The terms of repayment of the restructured Yasawa loan provide for monthly payments of principal in the amount of $100,000 payable monthly in cash or with contracts receivable at 100% of face value, with recourse. Interest accrues on the declining balance at the prime rate, adjusted semi-annually to equal the prime rate then in effect. From January 2002 to June 30, 2002, the interest rate on the outstanding debt was 4.75%, which was prime. Yasawa and Scafholding have not required the Company to make interest payments since September 1, 1998. As of June 30, 2002, the total amount of interest accrued is approximately $2,245,000, which is included in accrued expenses.

     From October 9, 1998 through the present, Swan continued to loan the Company funds to meet its working capital requirements. The Company's outstanding debt to Swan was $6,837,000 as of June 30, 2002. The Company signed a promissory note to Swan in March 1999, which provides that funds advanced by Swan will be paid back by the Company monthly in contracts receivables at 90% of face value, with recourse. There is no interest for the first six months after the Company receives an advance of money from Swan. Currently, the interest rate is the prime rate, adjusted semi-annually to equal the prime rate then in effect (4.75% as of June 30, 2002). Each time an advance is made, a supplemental note is signed. The amount of each monthly payment will vary and will be dependent upon the amount of contracts receivable in the Company's portfolio, excluding contracts receivable held as collateral for prior receivable sales. Pursuant to the terms of the promissory note, the Company is required to transfer to Swan monthly as debt repayment all current contracts receivable in the Company's portfolio in excess of the aggregate sum of $500,000. Funds advanced by Swan were used by the Company to meet the Company's working capital requirements. From January 2002 to June 30, 2002, the interest rate on the outstanding debt was 4.75%, which was prime. As of June 30, 2002, the total amount of interest accrued is approximately $696,000, which is included in accrued expenses.

     For 2002 and 2001 , the Company recorded interest expense for the first six months of each loan advance from Swan that is non- interest bearing at the prime rate. Since the interest is not paid to Swan, the amount calculated is recorded as a capital contribution increase to capital surplus. For the first six months of 2002, the Company recorded interest expense and a capital contribution in the amount of approximately $49,000.

     In the future, if the Company elects to do so, Yasawa and Scafholding have agreed to purchase contracts receivable at 65% of face value, with recourse. The Company has an agreement with Swan whereby Swan may loan the Company funds to be repaid with contracts receivable at 90% of face value, with recourse.

Executive Officers of the Company

     The table below sets forth the executive officers of the Company as of October 10, 2002 (officers, not assistant officers, compensated in excess of $40,000 and the Chairman of the Board), their ages and their principal occupations during the past five years. Each has been appointed to serve in the capacities indicated until their successors are appointed and qualified, subject to their earlier resignation or removal by the Board of Directors.

                                            Principal Occupation
       Name and Age                      During the Past Five Years
       ------------                      --------------------------

Antony Gram, 60.......... Chairman of the Board of Directors and Chief Executive
                          Officer of the Company since July 13, 1994 and President since October 2, 1998. For more than the past five years, Mr. Gram has served as Managing Director of Gramyco, a scaffolding company based in Belgium.

Sharon J.Hummerhielm,53.. Mrs. Hummerhielm, joined  the  Company in March, 1975.
                          She  was  appointed  Executive  Vice   President  and
                          Corporate Secretary on October 2, 1998 after having served as Vice President-Administration and Corporate Secretary since May 1995 and Vice President-Administration prior to that time.

Robert O. Moore,54....... Mr.  Moore  joined  the  Company  as its Treasurer and
                          Chief Financial Officer in July 2002. From 2001 until joining the Company, he was a financial consultant. From 2000 until 2001, he was Chief Financial Officer of SkyWay Partners, Inc., a telecommunications enterprise. From 1998 until 2001, he was Vice President of Finance, Chief Financial Officer and Corporate Secretary for Mark III Industries, a manufacturer of vans and trucks.

                             EXECUTIVE COMPENSATION

     Due to the Company's liquidity situation, Antony Gram has served as Chairman of the Board , Chief Executive Officer and President of the Company without compensation. The Securities and Exchange Commission's rules on executive compensation disclosure require, however, that the Summary Compensation Table which appears below, depict the compensation for the past three years of the Company's chief executive officer and its four most highly compensated executive officers whose annual salary and bonuses exceed $100,000. Accordingly, the table set forth below, discloses the annual compensation paid to Antony Gram (Chairman of the Board, Chief Executive Officer and President) and Sharon Hummerhielm (Executive Vice President and Corporate Secretary) for the three years ended December 31, 2001.



Summary Compensation Table
--------------------------
                          Annual                           Long Term
                          Compensation                     Compensation
                          -------------------------------------------------------------------------------
                                                           Awards                           Payouts
                                                           ------------------------         -------------
Name and         Fiscal   Salary      Bonus  Other Annual  SARs/Restricted  Stock   LTIP    All Other
Principal        Year      ($)         ($)   Compensation   Stock Awards    Options Payouts Compensation
Position                                     (a)                             (#)            ($)
---------------------------------------------------------------------------------------------------------
Antony Gram,     2001      --          --        --           --              --     --           --
Chairman of the  2000      --          --        --           --              --     --           --
Board, President 1999      --          --        --           --              --     --           --
& CEO

Sharon J.        2001     $122,947     --        --           --              --     --           --
Hummerhielm      2000     $112,939    $10,245(b) --           --              --     --           --
Exec. VP &       1999     $112,500    $22,500(b) --           --              --     --           --
Corporate Sec'y


-------
(a)  In   accordance   with  the  rules  of  the  Commission,  amounts  totaling
     less than the lower of $50,000 or 10% of the total annual salary and bonus have been omitted.

(b) Ms. Hummerhielm was awarded a bonus of $10,245 in 2000, which was not paid until January 2001; $22,500 in 1999, which was not paid until January,2000.

Employment Contracts

     One executive officer, Mrs. Hummerhielm, is employed pursuant to an employment agreement which provides that if her employment is terminated due to death, payment of compensation to her beneficiary continues for six months and, if employment is otherwise terminated by the Company without cause (defined as gross misconduct), she is entitled to receive one year's compensation, payable in twenty-four equal semi-monthly installments. For purposes of this agreement, compensation includes salary, car allowances, vacation pay, fringe benefits, benefit plans, perquisites and other like items.

                          COMPENSATION COMMITTEE REPORT

Compensation Philosophy

     It is the goal of the Company and this Committee to align all compensation, including executive compensation, with business objectives and both individual and corporate performance, while simultaneously attracting and retaining employees who contribute to the long-term success of the Company. The Company attempts, within its resources, to pay competitively and for performance and management initiative, while striving for fairness in the administration of its compensation program.

Executive Compensation Program

     It has long been the policy of the Company to encourage and enable employees upon whom it principally depends to acquire a personal proprietary interest in the Company. In prior years, the total executive compensation program of the Company consisted of both cash and equity-based compensation and was comprised of three key elements: salary, an annual bonus and a long term incentive plan.

     Salary
     ------

     Salaries paid to officers (other than the Chief Executive Officer and President) are based upon the Committee's review of the nature of the position, competitive salaries and the contribution, experience and Company tenure of the officer. Salaries (if any) paid to the Chief Executive Officer and President are determined by the Committee, subject to ratification by the Board of Directors and are based upon the Committee's subjective evaluation of contributions to the Company, performance and salaries paid by competitors to their Chief Executive Officer and President. Since January 1999, Mrs. Hummerhielm, and two other assistant officers were granted salary increases.

     Annual Bonus
     ------------

     Although the Company's liquidity situation has required the Company to limit the awarding of bonuses to only certain limited instances, it is the intention of the Committee that an executive's annual compensation consist of a base salary and an annual bonus. All officers and managerial employees of the Company (except those who are otherwise entitled to receive additional compensation) will be considered by the Compensation Committee for a bonus. Such bonuses are earned based upon the success of the Company, or of the subsidiary or division for which the individual is responsible, in achieving its goals. There were no bonuses awarded to, earned by, or paid to, any officer of the Company during or in respect to 2001.

     Long Term Incentive Program
     ---------------------------

     Presently, there are no long-term cash and equity incentives provided through any Stock Plan. The previous Stock Plan terminated, pursuant to its terms, on December 31, 1996.

     Chief Executive Officer Compensation
     ------------------------------------

     Since July 13, 1994, Antony Gram has served as Chairman of the Board and Chief Executive Officer of the Company. In October 1998, he was also appointed to the position of President. Mr. Gram has been responsible for resolving the problems facing the Company and developing an alternative business plan to enable the Company to continue as a going concern. During the process of resolving such difficulties and developing such plan, Mr. Gram has agreed to serve without compensation, with the understanding that all ordinary, necessary and reasonable expenses incurred by him in the performance of his duties, including travel and temporary living expenses, will be reimbursed by the Company and with the further understanding that the Committee and the Board will thereafter consider establishing an appropriate salary to be paid him for his services.

     Compliance With Internal Revenue Code Section 162(m)
     ----------------------------------------------------

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other mostly highly compensated executives officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation currently paid to the Company's Chief Executive Officer and highly compensated executive officers does not approach the $1,000,000 threshold, and the Company does not anticipate approaching such threshold in the foreseeable future. Nevertheless, the Company intends to take the necessary action to comply with the Code limitations.

     Future Compensation Trends
     --------------------------

     The Committee anticipates undertaking a review of all compensation programs and policies of the Company, and making appropriate modifications and revisions, in conjunction with the Company's development of future business plans.

                                     Executive Compensation Committee
                                             George W. Fischer, Chairman
                                             Antony Gram
                                             Rudy Gram

                  OWNERSHIP OF VOTING SECURITIES OF THE COMPANY

     Based upon information furnished to the Company or contained in filings made with the Commission, the Company believes that the only persons who beneficially own more than five percent (5%) of the shares of the Common Stock of the Company are Yasawa (52.41%), Selex (20.82%) and Antony Gram, through his holdings in Selex and Yasawa (73.23%).

     All of the issued and outstanding stock of Selex, Gerrit van den Veenstraat 70, Amsterdam, The Netherlands, is owned by Wilbury a majority of which is, in turn, owned by Antony Gram. Antony Gram, Chairman of the Board of Directors, Chief Executive Officer and President of the Company. As the largest shareholder of Wilbury, holding a majority equity interest in that corporation, is treated as the beneficial owner of all of the Company's Common Stock held by Selex. In addition, Mr. Gram beneficially owns Yasawa. Since Yasawa is the direct owner of 7,098,975 shares of the Common Stock of the Company, and Selex is the direct owner of 2,820,066 shares of the Common Stock of the Company, Mr. Gram is deemed to be the beneficial owner of an aggregate of 9,919,041 shares of Common Stock of the Company (73.23%).

     The following table sets forth information, as of October 10, 2002, concerning the beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table (the "Summary Compensation Table") and by all directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

                                         Amount and Nature             Percent
                                      of Beneficial Ownership          of Class
                                      -----------------------          --------
Current Directors and/or Nominees:
  George W. Fischer.................       35,000 - Direct                *
  Antony Gram ......................    9,919,041 - Indirect            73.23%
  Rudy Gram.........................      324,378 - Direct               2.39%
  Thomas B. McNeill ................          200 - Direct                *
  Christel DeWilde..................            -0-                       *

                                         Amount and Nature             Percent
                                      of Beneficial Ownership          of Class
                                      -----------------------          --------

Current Executive Officers named in
Summary Compensation Table:
  Antony Gram.......................    9,919,041 - Indirect            73.23%
  Sharon J. Hummerhielm.............          200 - Direct                *
  Robert O. Moore...................            -0-                       *
All executive officers and directors
  as a group, consisting of 7 persons
  (including those listed above)....   10,278,819                       75.89%

------------------

  *  Represents holdings of less than 1%.

     Based upon information furnished to the Company or contained in filings made with the Commission, the Company believes that the only persons who beneficially own more than five percent (5%) of the shares of the Common Stock of the Company are Yasawa (52.41%), Selex (20.82%) and Antony Gram, through his holdings in Selex and Yasawa (73.23%).

     Mr. Rudy Gram, a member of the Board of Directors is the son of Mr. Antony Gram.

     From June 19, 1992 through March 1999, the Company had entered into loan agreements with Selex International B.V., a Netherlands corporation ("Selex"), Yasawa Holdings, N.V., a Netherlands Antilles Corporation ("Yasawa"), Swan Development Corporation ("Swan") and related parties. Since December, 1992, the Company has been dependent on loans and advances from Selex, Yasawa, Swan and their affiliates in order to meet its working capital requirements.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     The Securities Exchange Act of 1934 requires the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Commission. Under the
Section 16(a) rules, the Company is required to disclose in this Proxy Statement any failure to file such required reports by their prescribed due dates.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements were satisfied.

                                PERFORMANCE GRAPH

               Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on the Media General Financial Services Composite Index and the Media General Peer Group (real estate subdividers and developers) Index.


                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
     THE DELTONA CORPORATION, MG COMPOSITE INDEX AND REAL ESTATE GROUP INDEX
                                [GRAPHIC OMITTED]



                        ASSUMES $100 INVESTED ON JANUARY 1, 1997
                 AND DIVIDEND REINVESTED FISCAL YEAR ENDING 12/31/01.



                             APPOINTMENT OF AUDITORS

     The Board of Directors recommends that the stockholders appoint James Moore & Co., P.L. as auditors of the financial statements of the Company for the fiscal year ending December 31, 2002, subject to the discretion of the Board. If the stockholders do not vote for such appointment, the Board of Directors will reconsider the appointment of such auditors. If James Moore & Co., P.L. are unable to serve, or the Board, in its discretion, determines that it is in the best interest of the Company that such accountants do not serve as auditors of the financial statements of the Company, the Board shall appoint other auditors to replace James Moore & Co., P.L.

Audit Fees

     The Company paid audit and review fees to James Moore & Co. P.L. totaling $60,900 for the year ended December 31, 2001.

Financial Information Systems and Implementation Fees

     The Company did not incur any fees or costs associated with financial information systems or implementation fees.

All Other Fees

     The Company paid fees to James Moore & Co. P.L. for preparation of tax related documentation in the amount of $8,450 for the year ended December 31, 2001.

     Representatives of James Moore & Co., P.L. will attend the meeting and will be given the opportunity to make a statement at the meeting if they desire to do so. Such representatives will be available during appropriate portions of the meeting to respond orally to appropriate questions.

                         PERSONS MAKING THE SOLICITATION

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of Common Stock.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the only business which the management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Company who will not be specially compensated for such solicitation.

              FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

     A copy of the Company's Form 10-K (annual report) for the year ended December 31, 2001 was previously mailed to all stockholders and is incorporated herein by reference. Also incorporated herein by reference is the Company's Form 10-Q for the three and six months ended June 30, 2002. These are available for review from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov). If you wish to receive an additional copy, please contact us at 8014 SW 135th Street Road, Ocala, FL 34473.

                            PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next Annual Meeting should be received by The Deltona Corporation, 8014 SW 135th Street Road, Ocala, FL 34473, no later than December 31, 2002, in order to be considered for inclusion in the Company's 2003 Annual Meeting Proxy Statement.

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W. Judiciary Plaza, Washington DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington DC 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC's Internet Website (http://www.sec.gov).

                                     By Order of the Board of Directors
                                     /S/ Sharon J. Hummerhielm
                                     -------------------------
October 11, 2002                     SHARON J. HUMMERHIELM
                                     Executive Vice President & Corporate
                                     Secretary



                                  Please mark,
                  sign and return the enclosed Proxy promptly.